FORM N-SAR
Exhibits 77Q1(e)

THE MAINSTAY FUNDS
881-04550
For Period Ended 04/30/2015

The following documents were previously filed with Post-Effective Amendment No. 126 to the Registrant’s registration statement filed on February 27, 2015, accession number 0001144204-15-012689.

 Investment Advisory Contracts

1.	Amended and Restated Management Agreement dated February 27, 2015 between The MainStay Funds and New York Life Investment Management LLC

2.	Form of Amendment to MacKay Amended and Restated Subadvisory Agreement dated February 27, 2015

3.	Subadvisory Agreement with Winslow Capital Management LLC dated October 1, 2014

4.i	Amendment to Cornerstone Capital Management Holdings LLC Subadvisory Agreement dated February 28, 2013

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